                                                                           10.22

                                 PROMISSORY NOTE

$75,000 Principal Amount                                         January 2, 1996


         FOR VALUE RECEIVED, MediQual Systems, Inc. (the "Maker") promises to pay to Eric Kriss (the "Payee") the principal sum of Seventy-five Thousand Dollars ($75,000), with interest on the principal sum from time to time outstanding hereunder from the date hereof until payment in full, at a rate equal to ten percent (10%) per annum. Interest shall be paid quarterly in arrears.

         The entire principal amount of this Note and all accrued and unpaid interest thereon shall be payable upon the earlier to occur of: (i) January 2, 1998, or (ii) the voluntary termination by the Payee of his employment with the Maker, or (iii) the sale of all or substantially all of the assets or more than 50% of the outstanding capital stock of Maker to a third party, irrespective of the form or structure of any such transaction (i.e., whether by sale, merger or otherwise).

         All payments hereunder shall be made at the principal residence or business address of the Payee. Whenever any payment under this Note becomes due on a date that is not a regular business day in The Commonwealth of Massachusetts, the maturity thereof shall be extended to the next succeeding business day and interest shall accrue at the applicable rate during the extension.

         The Maker shall have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, without premium or penalty, provided that such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the principal so prepaid to the date of prepayment. The Maker waives presentment, notice, protest, and all other demands and notices. The failure of the Payee to exercise his rights, remedies, powers, or privileges hereunder in any instance shall not constitute a waiver thereof or of any other rights, remedies, powers, or privileges in that or any other instance. The Maker shall pay on demand all costs of collection, including all court costs and reasonable attorney's fees, paid or incurred by the Payee in enforcing the terms and provisions of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (without reference to principles of conflicts or choice of law that would cause application of the internal laws of any other jurisdiction).

         IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note on the date first above written.

                                     MEDIQUAL SYSTEMS, INC.

                                     By       /s/ William D. Ryan
                                         -------------------------------------
                                              William D. Ryan, Chairman
                                              Thereunto duly authorized